EXHIBIT 23











                CONSENT OF INDEPENDENT ACCOUNTANTS
                       ---------------------





We consent to the incorporation by reference in the registration statements of Aztar Corporation on Form S-8 (Registration No. 33-32399 and No. 33-44794) of our reports, dated February 11, 1994 on our audit of the consolidated financial statements and financial statement schedules of Aztar Corporation as of December 30, 1993 and December 31, 1992 and for each of the three years in the period ended December 30, 1993, which reports are included in this Annual Report on Form 10-K.











COOPERS & LYBRAND




Phoenix, Arizona
March 11, 1994